Item 77 C-3 -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Regions Fixed Income Fund (the "Fund"), a portfolio of Regions Funds (the "Trust"), was held on June 15, 1999. The following items, which are required to be reported under this Item 77C, were approved as follows:

AGENDA ITEM 1: To elect Trustees.*

				SHARES VOTED	   SHARES WITHHELD
				     FOR	      AUTHORITY
________________________________________________________________________
Thomas G. Bigley		25,014,467		2,858
Nicholas P. Constantakis	25,014,467		2,858
John F. Cunningham		25,014,467		2,858
J. Christopher Donahue		25,016,196		1,129
Charles F. Mansfield, Jr.	25,016,196		1,129
John E. Murray, Jr.		25,016,196		1,129
John S. Walsh			25,016,196		1,129

AGENDA ITEM 2: To ratify the selection of Deloitte & Touche LLP as the Trust's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,003,901           0		  13,423	   -

AGENDA ITEM 3: To make changes to the Fund's fundamental investment policies:

(a) To amend the Fund's fundamental investment policy regarding diversification.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,003,901	     0	          13,423	   1





*The following Trustees of the Fund continued their terms as Trustees of the Fund:
John F. Donahue, John T. Conroy, William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Edward C. Gonzales, Peter E. Madden, Wesley W. Posvar, Marjorie P. Smuts



(b) To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,005,315	   3,218	   8,792	   0

(c) To amend the Fund's fundamental investment policy regarding investments in real estate.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,016,309	     0	          4,016   	   0

(d) To amend the Fund's fundamental investment policy regarding investments in commodities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	  AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,001,452	   2,449	  13,423	   1

(e) To amend the Fund's fundamental investment policy regarding underwriting securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
    FOR	          AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,002,413	   1,488	  13,423	   1

(f) To amend the Fund's fundamental investment policy regarding lending by the Fund.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
    FOR	          AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,002,544	   1,488	  13,293	   0

(g) To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES	  	 BROKER
     FOR	  AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
25,013,309	     0	          4,016	           0


(h) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,007,058	    6,250	   4,016	   1

 (i) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	  AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,002,283	   6,250	   8,792	   0

AGENDA ITEM 4: To eliminate the Fund's fundamental investment policy on selling securities short.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	  AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,007,058	   6,250	   4,016	   1

AGENDA ITEM 5: To approve an amendment and restatement to the Trust's Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust without seeking shareholder approval.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	  AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
25,001,065	  11,593	   4,667	   0

The Definitive Proxy Statement for the Special Meeting held on June 15, 1999, was filed with the Securities and Exchange Commission on May 7, 1999, and is incorporated by reference. (File No. 811-6511)